DATED THE 31ST DAY OF MARCH 1993

(1)	HERBERT ADMCZYK, KLAUS JURGEN DORR ANDREW RONALD TURNER AND HAPPYLAND COMPANY LIMITED

(2)	CORICH ENTERPRISES INC.

****************************************
SHAREHOLDERS’ AGREEMENT
relating to Technorient Limited
****************************************

CHUI AND LAU,
SOLICITORS,
ROOM 11, 1ST. FLOOR,
NEW HENRY HOUSE,
NO.10 ICE HOUSE STREET
CENTRAL, HONG KONG.

TABLE OF CONTENTS

Clause No.	Heading	Page No
1.	Definitions arid interpretations
2.	Consideration
3.	Appointment of directors
4.	Replacement and removal of Directors
5.	Conduct of the Company’s affairs
6.	Matters requiring consent of Directors
7.	Transfer of Shares
8.	Capital contributions and further financing
9.	Dividend and distribution policy
10.	Charging of Shares
11.	Warranties and Undertakings
12.	Non-competition restrictions
13.	Protection of name
14.	Discharge
15.	Notice of breach
16.	Waiver forbearance and variation
17.	No partnership or agency
18.	Assignments
19.	Successors and assigns
20.	Costs
21.	Notices
22.	Severability
23.	Confidentiality
24.	Terms of this Agreement to prevail
25.	Time of essence
26.	Entire Agreement
27.	Miscellaneous
28.	Counterparts
29.	Governing law and jurisdiction
Schedule	Particulars concerning the Company

THIS AGREEMENT is made on the 31 st day of March1993

BETWEEN :

1.	Herbert Adamczyk of House 1, Silverstrand Gardens, 11 Silverstrand Beach Road, Clear Water Bay, Kowloon, Hong Kong;

Klaus Jurgen Dorr of Woodleigh House 38, 80 Stanley Village Road, Stanley, Hong Kong;

Andrew Ronald Turner of 5 Silver Star Path, Ground Floor, Bi Silverstrand Beach Road, Clear Water Bay, Kowloon, Hong Kong; and

Happyland Company Limited whose registered office is situate at First Floor - B, 46 Bonham Strand, Hong Kong and which is a company limited by shares incorporated in Hong Kong (together the “Existing Shareholders”); and

2.
Conch Enterprises Inc. whose registered office is situate at Skelton Building, Main Road, P.O. Box 3136, Road Town, Tortola, British Virgin Islands and which is a company limited by shares incorporated in the British Virgin Islands (“BVI”).

WHEREAS :-

(A)
Technonient Limited (the “Company”) is a private limited company incorporated under the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) on 8th March, 1983. The amount and particulars of the share capital and certain other particulars of the Company as at the date of this Agreement are as set out in the Schedule.

(B)
By an Agreement for the sale and purchase and subscription of shares in the Company dated 6th March, 1993 between the parties hereto (the “Sale and Purchase Agreement”), BVI has agreed, inter alia, to acquire 100 Shares from the Existing Shareholders and to subscribe for 345 Shares and the completion of the Sale and Purchase Agreement took place on the date hereof.

(C)
The Shareholders are desirous of co-operating with each other for the main purpose of carrying on the business of trading of motor vehicles arid accessories arid the provision of the motor vehicle repairing services.

(D)
The parties hereto have agreed to enter into this Agreement for the purposes of regulating their relationship with each other and of regulating certain aspects of the affairs of and their dealings with the Company.

NOW IT IS HEREBY AGREED as follows :-

1. Definitions and interpretations

1.1	The words and expressions set out below shall have the meanings attributed to them unless there is something in the subject or context inconsistent therewith :

“Agreement”	means this agreement;

“Articles of Association”	means the Articles of Association of the Company;

“associated company”	means any company in which Technorient or its subsidiary holds between 20% and 50% of the issued shares of that company or exercises significant influence over that company’ s management;

“Auditors”	means the auditors of the Company for the time being;

“Board of Directors”	means board of directors of the Company;

“Companies Ordinance”	means the Companies Ordinance Chapter 32, the Laws of Hong Kong;

“Deed”	means the Deed of Indemnity entered into between the parties hereto and dated with today’s date;

“Directors”	means the directors of the Company;

“Disclosure Letter”
means the letter given by the E Shareholders’ Solicitors to EVI’s Solicitors on behalf of the respective parties disclosing exceptions to certain warranties pursuant to the Sale and Purchase Agreement;

“Group”	means the Company and its subsidiaries from time to time;

“Option Agreement”	means the option agreement entered into between the parties hereto on the date hereof pursuant to the Sale and Purchase Agreement;

“Memorandum”	means Memorandum of Association of the Company;

“Share(s)”	means the share (s) in the share capital of the Company from time to time;

“Shareholder(s)”	means the shareholders of the Company;

“Shareholder’s Loan”	means loans or advances to the Company made by a shareholder;

“Specified Proportion”
means in relation to a Shareholder, a fraction the numerator of which is the total number of Shares held by that Shareholder for the time being and the denominator of which is the total number of Shares (including the Shares held by the said Shareholder) in the capital of the Company in issue for the time being (and the expression “the Specified Proportions” in relation to all the Shareholders shall be construed accordingly);

“HK$”	means Hong Kong dollars.

1.2	Words and phrases defined in Section 2 of the Companies Ordinance shall where the context so admits be construed as having the same meaning in this Agreement.

1.3
References to statutory provisions shall where the context so admits or requires be construed as references to those provisions as respectively amended, consolidated, extended, or re-enacted from time to time, and shall, where the context so admits or requires, be construed as including reference to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, or replaced thereby or re-enacted therein, which may be applicable to any relevant tax year or other period, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.4
Unless the context other requires, words importing the singular only shall included the plural and vice versa and words importing natural persons shall, include corporations and un-incorporated associations, words importing the masculine gender only shall include the feminine gender and the neuter gender.

1.5
In this Agreement, the Recitals and the Schedule the words and expressions hereinbefore defined shall (unless the context otherwise requires) bear the same meanings there given to them and this Agreement, the Recitals and the Schedule shall be construed and interpreted accordingly. the Recitals and the Schedule form an integral part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the body of this Agreement.

1.6
Except as may be otherwise expressly provided herein, all accounting and other terms and expressions used in financial reporting not specifically defined in this Agreement shall be construed in accordance with generally accepted Hong Kong accounting principles and practices.

2. Consideration

In consideration of the mutual agreements and undertakings herein set out, the parties hereto have granted the rights and accepted the obligations hereinafter appearing.

3. Appointment of directors

3.1	(a)	Subject to Clause 3.2 below, every shareholder shall be entitled to nominate or appoint directors of any of the companies in the Group (“the said companies”) on the following basis :

(i)
For the period of two years from the date hereof, for each multiple of 15% of the then issued share capital in the Company (“the Relevant Multiple”) that any Shareholder holds, that Shareholder shall be entitled to appoint one director for each of the said companies.

(ii)
After the expiry of two years from the date hereof, the terms of Clause 3.1(a) (i) shall continue apply save that, in the event that BVI or its successors in title then hold a share in excess of 58% of the issued share capital in the Company then any of the Shareholders may, by agreement between those Shareholders, aggregate their respective shareholdings in the Company to make a Relevant Multiple for the purposes of Clause 3.1(a) (i).

PROVIDED THAT the terms of this sub-clause 3.1(a) shall not extend to the appointment of directors of Sunning Motors Limited.

(b)
The Existing Shareholders shall procure one person nominated by BVI to be the director of Sunning Motors and one existing nominee of the Company on the board of directors of Sunning Motors to resign as a director of Sunning Motors provided always that in the event that BVI or its successors in title then hold a share in excess of 58% of the issued share capital in the Company then the Shareholders shall procure that :-

(i)	the number of directors of Sunning Motors shall not exceed five without the approval in writing by BVI; and

(ii)	BVI shall be entitled to nominate three persons to be the directors of Sunning Motors.

3.2
Subject to Clause 3.1 and Clause 3.3 below, each of the Existing Shareholders agree to procure the following persons to be appointed as the directors of the Company and its wholly owned subsidiaries on the date of completion of the Sale and Purchase Agreement : -

Herbert Adamczyk
Frederick Curson Merrill
Andrew Ronald Turner
Ma Wai Ho and
Stephen Man Fat Chan
Richard Man Fai Lee

3.3	(a)
Each of the Shareholders agree that the term of Herbert Adamczyk, Frederick Curson Merrill, Andrew Ronald Turner and Ma Wai Ho as Director and director of the subsidiary of the Company shall be two years from the date hereof and shall expire on the second anniversary of the completion of the Sale and Purchase Agreement unless they or any of them are re-appointed pursuant to Clause 3.1.

(b)
The Existing Shareholders undertake to procure any one of the person who is not re-appointed as Director or director of the subsidiary of the Company under sub-clause (a) above to execute an acknowledgement under seal to the effect that he has no claim against the Company or its subsidiary (as the case may be) for compensation for loss of office or otherwise.

3.4	Each of the Directors has the right to nominate an alternate Director to represent him in his absence to attend and vote in his stead at any board meetings.

3.5
Each of the Shareholders shall be entitled at any time to r& the removal or substitution of any Director or director of the subsidiary of the Company so appointed by, him by filing with the other Shareholders a written notice and duly executed appointment of a new Director or new director of the subsidiary of the Company, but until such appointment and filing the act done by the directors hereby appointed shall be conclusively binding on such party. Each of the Shareholders agree to execute any document or to do any acts or things as may be necessary or desirable by each Shareholder for the purpose of giving effect to such removal, substitution or appointment of directors of the Company or its subsidiary (as the case may be) at the cost of the Shareholder exercising its rights under this Clause 3.5.

3.6
Unless otherwise agreed by the patties hereto in writing, the board of Directors shall be vested with full power and authority to manage the business and affairs of the Company. All matters coming before a board meeting shall, save as the matters provided in Clause 6 below, be decided by a majority vote of the Directors present thereat.

3.7	In the case of an equality of votes at any meeting of the board, the chairman shall not be entitled to a second or casting vote.

4. Replacement and removal of Directors

Subject to Clause 7 below, if at any time any of the Shareholders shall sell or transfer his Shares in the Company with the result that the number of his nominee(s) on the board of Directors is more than the number of the Directors he is entitled to appoint in accordance with the provision of Clause 3.1, such Shareholder shall forthwith procure his nominees to resign from the board of Directors of the company with written acknowledgement under seal from each of them to the effect that he has no claims against the Company on any grounds whatsoever and shall procure the passing of board resolutions to approve the said transfers and the resignation of his nominees as aforesaid so that in case the Shareholder still continues to hold Shares in the Company, the number of his nominee(s) on the Board of Directors shall in relation to the total number of the Directors always be in proportion to his shareholding in the Company as near as possible as provided in Clause 3.1.

5. Conduct of the Company’s affairs

The Shareholders undertake to one another that they shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure that at all times during the term of this Agreement -

5.1	The business of the Group consists exclusively of the existing business of the Group as at the date hereof save and except other business as the parties hereto may agree;

5.2	The Company shall comply with the provisions of its Memorandum and Articles of Association;

5.3
The Memorandum and Articles of Association of the Company or its subsidiary or associated company will not be altered and no further articles or resolutions inconsistent therewith will be adopted or passed unless the terms of such articles or resolution have been previously approved in writing by each of the Shareholders;

5.4	All bank accounts, cheques, bills, notes, drafts or loans and credit facilities shall require the signatures of at least two Directors; and

5.5
Board meetings of the Company and its subsidiary shall be convened at least once a month, by not less than 3 days’ notice in writing accompanied by an agenda specifying the business to be transacted provided that in time of emergency shorter notice may be given if the Company or its subsidiary (as the case may be) has used it best endeavours to serve the said notice and agenda on all Directors or directors of the subsidiary of the Company.

6. Matters requiring consent of Directors and Shareholders

6.1
All the Shareholders undertake to one another that they shall exercise all voting rights and other powers of control available to them in relation to the Group so as to procure that neither the company nor any subsidiary of the Company shall without a resolution of the majority of Directors which must include a Director or alternate Director nominated by BVI as specified in Clause 6.2 below or a resolution passed by a simple majority of the votes cast by the Shareholders in the manner specified in Clause 6.3 at a duly convened general meeting :-

(a)
make any material change in the nature of the Group’s business which is for the time being carried on by the Group or to commence any new business not being ancillary or incidental to such business notwithstanding wider powers contained in the objects clauses of the Memorandum and the memorandum of association of the subsidiary of the Company;

(b)
create any fixed or floating charge, lien or other encumbrance over the whole or any part of the undertaking, property or assets of the Company or of such subsidiary, except for the purpose of securing the indebtedness of the Company to its bankers for sums borrowed in the ordinary and proper course of the business Which is for the time being carried out by the Company;

(c)	create or arrange any new facilities or revise any existing facilities with any third party including but not limited to any financial institution;

(d)
borrow any sum which would result in the aggregate indebtedness of the Group exceeding by more than 10 per cent. of the existing facilities available to the Group which are disclosed in the Disclosure Letter;

(e)	make any loan or advance or give any credit (other than no trade credit) so that the aggregate loan or advance or credit of the Group outstanding from time to time exceeds $200,000;

(f)	give any guarantee or indemnity to secure the liabilities or obligations of any person (other than a who-owned subsidiary of the Company) other than those disclosed in the Disclosure Letter;

(g)
sell, transfer, lease, assign, or otherwise dispose of a material part of the understanding, property and/or assets of the Company or any such subsidiary (or any interest therein), or contract so to do otherwise than in the ordinary and proper course of the business of the Group;

(h)
enter into any contract, arrangement or commitment involving expenditure on capital account or the realisation of capital assets if the amount or the aggregate amount of such expenditure or realisation by the Company, and all of the subsidiaries of the Company would exceed $2, 000,000 in any one fiscal year or in relation to any one project, and for the purpose of this sub—clause the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into;

(i)	engage any new employee at remuneration which could exceed the rate of $350,000 per annum;

(j)	increase the monthly remuneration of any employee by fifteen percent or more during any twelve consecutive months period;

(k)	take or agree to take any leasehold interest in or licence over any land which involves payment in excess of $50, 000 per month;

(1)
issue any unissued shares for the time being in the respective capitals of the Company or its subsidiary or associated company or create or issue any new shares except the issue of new Shares to BVI pursuant to the exercise of option under the Option Agreement between the parties hereto and dated with date hereof;

(m)	alter any rights attaching to any class of share in the capital of the Company or its subsidiary;

(n)	consolidate, sub—divide or convert any of the share capital of the Company or its subsidiary or in any way alter the rights attaching thereto;

(0)
issue renounceable allotment letters or permit any person entitled to receive an allotment of shares to nominate another person to receive such allotment except on terms that no such renunciation or nomination shall be registered unless the renouncee or person nominated is approved by the Board; or

(p)	create, acquire or dispose of any subsidiary or associated company or of any shares in any subsidiary or associated company;

(q)	enter into any partnership or profiting sharing agreement with any person except :

(i)	those which have been disclosed in the Disclosure Letter; or

(ii)
in the case of day to day sale and purchase of motor vehicles on a retailing basis, those which have been approved by any two Directors and which will be reported to the Board for ratification in the next earliest possible Board meeting;

(r)	do or permit or suffer to be done any act or thing whereby any company within the Group may be wound up;

(s)
issue any debentures or other securities convertible into shares of the Company or its subsidiary or debentures or any shares warrants or any options in respect of the shares of the Company or its subsidiary;

(t)	enter into any contract or transaction except in the ordinary and proper course of the business of the Group on arm’s length terms;

(u)	acquire, purchase or subscribe for any shares, debentures, mortgages or securities (or any interest therein) in any company, trust or other body;

(v)	appoint or dismiss any Director but without prejudice to the rights conferred on each of the Shareholders pursuant to Clause 3 to appoint and remove Directors;

(w)	appoint any committee of the Directors or delegate any of the powers of the Directors to such committee;

(x)	enter into any contract or transaction with any director of the Company or its subsidiary;

(y)	enter into any new distributorship agreement or cancel or amend any existing distributorship agreement; and

(z)	repay any Shareholder’s loan.

6.2
Any matters specified in Clause 6.1 coming before a board meeting of the Company or its subsidiary shall be decided by a majority vote of the Directors or directors of the Company’s subsidiary present thereat provided always that the majority must include a Director or alternate Director or a director of the Company’s subsidiary nominated by BVI. For the avoidance of doubt, any matters specified in Clause 6.1 purported to be passed by a majority vote of the Directors which does not include a Director or alternate Director or a director of the Company’s subsidiary nominated by BVI shall not be a valid resolution of the Directors or the directors of the Company’s subsidiary (as the case may be) for the matters specified in Clause 6.1 for any purpose under this Agreement provided further that if the said meeting is duly convened in accordance with any relevant law from time to time and in accordance with this Agreement and the Articles of Association or the articles of association of the Company’s subsidiary (as the case may be) arid a Director or alternate Director or a director of the Company’s subsidiary nominated by BVI shall not attend the said meeting then the consent of the Director or alternate Director or the director of the Company’s subsidiary so nominated by BVI to these matters shall not be r for the resolution passed thereat to be valid.

6.3
Save and except any matters which require the approval of the Shareholders by means of a special resolution under the Companies Ordinance, any matters specified in Clause 6.1 coming before a general meeting shall be decided by a simple majority of the votes cast by the Shareholders present thereat provided always that the majority must include BVI. For the avoidance of doubt, any matters specified in Clause 6.1 purported to be passed by a simple majority of the votes cast by the Shareholders which does not include the votes of BVI shall not be a valid resolution of the Shareholders for the matters specified in Clause 6.1 for any purpose under this Agreement provided further that if the said meeting is duly convened in accordance with any relevant law from time to time and in accordance with this Agreement and the Articles of Association and a person entitled to vote on behalf of BVI shall not attend the said meeting then the consent of that person so nominated by BVI to these matters shall not be required for the resolution passed thereat to be valid.

7. Transfer of Shares

7.1	The Existing Shareholders hereby undertake to EVI that they shall at all time during the term of this Agreement agree or shall procure the nominee or transferee of their Shares :

(a)
to give their consent to any sale or transfer of all or any part of the Shares or Shareholder’s Loan that is at the relevant date held in the name of BVI to a subsidiary or associated company of Wo Kee Hong (Holdings) Limited provided that such sale or transfer of all or any part of the Shares or Shareholder’s Loan shall be approved by a special resolution of the Shareholders; arid

(b)
to waive their rights of pre-emption or any other restrictions on transfer of Shares conferred by the Articles of Association or any agreement between the Existing Shareholders (if any) in respect of any transfer pursuant to Clause 7.1(a).

7.2	Subject to Clause 7.1, the Shareholders hereby agree that no sale or transfer of Shares shall be allowed for a period of 12 months from the date hereof.

7.3
Subject to Clause 7.1 but notwithstanding any provision in the Articles of Association, if any Shareholder wishes to sell his Shares during the period from the 13th month to the expiry of the option period as is defined in the Option Agreement after the date of completion of the Sale and Purchase Agreement, he shall only sell his Shares to the other Shareholders. A Shareholder shall not be allowed to sell his Shares to any party other than Shareholders within said period even though none of the other Shareholders wishes to purchase such Shares.

7.4	Save as provided in Clauses 7.1, 7.2 and 7.3 above, any sale, transfer or disposal of Shares shall be regulated in accordance with the provisions set out in the Articles of Association.

7.5
Subject to Clause 7.11 none of the Shareholders shall, save as otherwise agree in writing, transfer or create or dispose of any interest in or over any of its Shares or Shareholder’s Loan in relating to such Shareholder except to a transferee as permitted by the Articles of Association and this Agreement.

7.6
The parties hereto shall procure that before their transferee (if that person is not a Shareholder) is registered as a holder of any Share in the Company such person shall enter into a Deed of Adherence whereby he shall agree to be bound by and observe the terms and conditions of this Agreement. The Company shall not register any such person as the holder of any Shares until such Deed has been executed. Save as all Shareholders shall otherwise agree, the Shareholders shall procure their respective nominees as Directors of the Company to decline to register any transfer of Shares in the Company which is not effected pursuant to any provisions in this Agreement.

7.7
Subject to Clause 7.1 or unless otherwise agreed in writing by all the Shareholders, in the event that any person acquires Shares of any Shareholder he shall contemporaneously acquire the Shareholder’s Loan (if any) of such Shareholder.

8.	Capital contributions and further financing

8.1
The Shareholders shall each use reasonable endeavour to procure that the requirements of the Company for working capital to finance its business are met as far as practicable by borrowings from banks and other similar sources on the most favourable terms reasonably obtainable as to interest, repayment and security, bat without allowing any prospective lender a right to participate in the equity share capital of the Company as a condition of any loan.

8.2
Subject to Clause 8.3 below, if the Board of Directors shall determine at any time during the currency of this Agreement that borrowing from a bank or other outside source is not desirable, the Board of Directors may determine the amount of Shareholder’s Loan as may be reasonably necessary for the purposes of financing the business of the Group and the terms and conditions of the Shareholder’s Loan including interest payable thereto and the Shareholders shall be entitled to decide whether to provide such Shareholder’s Loan.

8.3
If all the Shareholders agree to provide the amount of Shareholder’s Loan requested by the Board of Directors under Clause 8.2, the amount of Shareholder’s Loan shall be contributed by the Shareholders in the Specified Proportions on the terms determined by the Board of Directors from time to time. If any Shareholder decides not to make the specified loans (“Default Amount”), the other Shareholders are entitled to advance the Default Amount to the Company provided that if two or more Shareholders are interested in advancing the Default Amount, the Default Amount shall be contributed by those Shareholders in the ratio, as between themselves, of their contributions in the Shareholder’s Loan.

8.4
The aggregate amount of any liability arising under guarantees, indemnities and covenants given at any time during the term of this Agreement by the Shareholders (or either one of them), whether jointly and/or severally, to secure the indebtedness and obligations of the Company arid of any subsidiary or any associated company of the Company for the proper purposes of the business of the Group, as varied, extended or renewed from time to time, shall be borne by the Shareholders inter se in the Specified Proportions, including any legal and other costs which the relevant guarantor may be ordered to pay or otherwise incurs in any action brought to enforce any such guarantees, indemnities or covenants irrespective of whether or not the Shareholders are liable as co-sureties to the creditor enforcing the relevant guarantee, indemnity or covenant arid whether or not they are liable jointly and/or severally and by the same or different instruments.

9. Dividend and distribution policy

The Shareholders shall procure that not more than 20 per cent. of the profits of the Company available for appropriation in a particular year shall be distributed by the Company to the Shareholders by way of dividend for the three years ending 31st March, 1993, 31st March, 1994 and 31st March 1995 unless otherwise expressly agreed by each of the Directors in writing.

10. Charging of Shares

No Shareholder shall, except with the prior written consent of the other Shareholders, create or permit to subsist any pledge, lien or charge over, or grant any option or other rights in, all or any of the Shares held by it.

11. Warranties and Undertakings

11.1 Happyland Company Limited warrants to BVI that :

(a)	it is duly incorporated and validly existing under the laws of Hong Kong and has the power, legal capacity and authority to enter into and perform its obligations under this Agreement;

(b)
the execution and performance of this Agreement do not violate any provision or result in the breach of its constitutional documents or of any applicable law, rule or regulation of any governmental body or any agreement or arrangement to which it is a party or by which it is bound or any order, judgment or decree applicable to it;

(c)	no consent of any third party is r to enable it to enter into this Agreement; and

(d)	the execution and performance of this Agreement have been validly authorised by all necessary action arid this Agreement is valid, binding and enforceable against it.

11.2 Each of the Shareholders undertakes with the other :-

(a)
to perform and observe and, so far as they are able to do, procure that the Company and its subsidiary arid associated company shall at all time act in accordance with the provisions of this Agreement;

(b)
to take all necessary steps to give full effect to the provisions of this Agreement including but not limited to procuring that any Director if appointed shall act arid vote in accordance with the provisions of this Agreement;

(c)	to vote its Shares so as to procure that the provisions of this Agreement are observed and performed, notwithstanding any provisions in the Articles of Association;

(d)
to use their respective reasonable endeavours to procure that any necessary third parties including any subsidiary or associated company of Wo Kee Hong (Holdings) Limited to whom BVI may transfer its shares under Clause 7.1 shall do execute and perform all such further deeds, documents, assurances, acts and things as any of the parties hereto may reasonably r by notice in writing to the others to carry the provisions of this Agreement into full force and effect; arid

(e)
without prejudice to the generality of the foregoing to exercise arid procure that every person for the time being representing it shall exercise or refrain from exercising any rights of voting at any meeting of the Shareholders or of the Board of Directors of the Company so as to ensure the passing of any and every resolution necessary or desirable to procure that the affairs of the Company are conducted in accordance with this Agreement and otherwise to give full effect to the provisions of this Agreement and likewise so as to ensure that no resolution will be passed which does not accord with such provisions.

11.3	11.3.1
BVI hereby undertakes to each of the Existing Shareholders that in respect of any claim that BVI may have against all or any of the Existing Shareholders, whether under the Deed or under the Sale and Purchase Agreement, neither BVI nor its successors or assigns shall have any claim whatsoever in respect of any taxation which may be levied against any company in the Group after the date of this Agreement by the Government of 1-long Kong for the Relevant Taxation.

11.3.2
For the purposes of Clause 11.3.1 the Relevant Taxation shall mean any additional first registration tax which may be adjudged payable in respect of any of the motor vehicles sold by any company within the Group on or before the date hereof.

Provided that nothing in this Clause 11.3 shall invalidate any claim that BVI may have against the Existing Shareholders under the Deed and/or the Sale and Purchase Agreement for any reassessment made by the Inland Revenue against any company within the Group for profits tax purposes relating to any period prior to the date hereof.

12. Non-competition restrictions

12.1
None of the Existing Shareholders shall at any time whilst it holds the said Interests (as are hereinafter defined) or for a period of one year from the date on which the shareholder ceases to hold the said Interests or one year from the termination of this Agreement do or permit any of the following without the prior written consent of BVI and the Company -

(a)
either solely or jointly as manager director agent consultant or employee with or on behalf of any person firm company or corporation carry on or be interested in any business in Hong Kong, Macau and the People’s Republic of China which is in competition with or which endeavours to obtain the benefit of all or any of the distributorship agreements for motor vehicles held by members of the Group in the twelve months prior to or at the time of such cessation;

(b)
solicit any person firm company or corporation who is or has been in the 12 months preceding the said cessation a customer of any member of the Group for the purpose of offering to such customer goods or services similar to or competing with those of the business carried out by any member of the Group in the twelve months prior to or at the time of such cessation;

(c)
solicit or entice away or endeavour to solicit or entice away any director or employee of any member of the Group who has at any time during 12 months immediately preceding such cessation been employed or engaged by any member of the Group;

(d)
solicit or endeavour to entice away from or discourage from dealing with any member of the Group any person firm company or corporation who was at any time during the period. of 12 months preceding the said cessation a manufacturer for or supplier of any m of the Group;

(e)	cause or permit any person firm company or corporation directly or indirectly under its control to do any of the foregoing acts or things;

For the purposes of this Clause 12.1 “the said Interests” shall mean any beneficial interest in the shares of the Company or any position in the Group held by the Shareholders. Without limiting the generality of the above, a person shall be deemed to be under the control of a Shareholder for the purpose of this Clause 12, if that person is the spouse or child or step—child under the age of 18 years of the Shareholder or if it is a company in which a Shareholder holds directly or indirectly through another company re than or equal to 20 per cent. of its issued shares or if the Shareholder exercises influence over the management of that company or the composition of its board of directors.

12.2
Each of the Existing Shareholders agrees that they consider the restrictions contained in this Clause are reasonable and no greater than are reasonable and necessary for the protection of the interest of BVI and the Company but if any such restriction shall be held to be void, but would be valid if some part thereof were deleted, or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

12.3
BVI undertakes to use its best endeavours to ensure that in the event that any distribution agreement to be operative in all or any of Hong Kong, Macau or the People’s Republic of China for it vehicles is offered to Wo Kee Hong (Holdings) Limited or any of its subsidiaries after the commencement of this Agreement, companies within the Group are invited to participate in the equity and management of such a distributorship agreement Provided that : -

(a)	if such companies shall refuse or be unable to take up such participation in the said distributorship agreements then there shall be no further obligation on BVI under the terms of this clause;

(b)	the equity and/or management in which BVI participates shall not be less than fifty percent;

(c)	BVI or the Group shall not enter into such distribution agreements if the same would result in the termination of any distributorship agreements undertaken by the Group for the time being; and

(d)	the offering company consents to the participation by the Group.

13. Protection of name

Save and except any company within the Group, each of the Shareholders shall not, during or after the termination of this Agreement without limit in point of time, either alone or jointly with any person use or permit to be used in connection with any business the name “Technorient” or the name of its subsidiary or names or words similar thereto and they shall procure that any business controlled by either one of them presently using a name including the words “T or names similar thereto or names similar to that of the subsidiary of the Company shall change its name to a name without such words as soon as practicable.

14. Discharge

Save as expressly provided in this Agreement, upon any transfer by any Shareholder of its entire interest in the Company in accordance with the provisions in this Agreement, such Shareholder shall cease to be bound by the provisions herein and the rights of the Shareholder under this Agreement so far as they relate to the Company shall be extinguished but without prejudice to any rights and liabilities accrued as a result of any previous breach of this Agreement by such Shareholder or by the other Shareholders.

15.  Notice of breach

If any of the Shareholders is in breach of any of terms of this Agreement and if such a default is, in the opinion of the non-defaulting Shareholders, capable of being remedied, a written notice relating to the said default must be given to the defaulting Shareholder specifying the breach and giving the defaulting Shareholder 30 days to remedy the breach and the other Shareholders shall only be able to enforce such default if the defaulting Shareholder fails to remedy the default within the said 30-day period. For the avoidance of doubt, no notice shall be required under this Clause 15 if the breach of the defaulting Shareholder is, in the opinion of the non-defaulting Shareholders, not capable of being remedied or in case the breach is capable of being remedied, the interest of the Group will in any way be adversely affected by the breach of the defaulting Shareholder.

16.  Waiver forbearance arid variation

16.1
The rights of each Shareholder shall not be prejudiced or restricted by any indulgence or forbearance extended to the other Shareholders and no waiver by any Shareholder in respect of any breach shall operate as a waiver in respect of any subsequent breach.

16.2	This Agreement shall not be varied or cancelled, unless such variation or cancellation shall be expressly agreed in writing by all the Shareholders.

17. No partnership or agency

17.1
Save and except as otherwise expressly provided herein, nothing herein shall be construed to constitute any of the parties hereto the agent of the Company and none of the parties hereto shall have any right or authority to assume create or incur any liabilities or obligations against or in the name of or on behalf of the other Shareholders or of the Company.

17.2
Nothing herein shall constitute or be deemed to constitute a partnership between the parties hereto or to authorise any one Shareholder to act as the general agent for the other Shareholders, or to permit any one Shareholder to bid for or to undertake any other contracts for the other Shareholders.

17.3	None of the parties hereto shall have any authority to bind the other in any way.

18. Assignments

Subject to Clause 7.1 above, none of the parties hereto may, except as otherwise herein provided, assign or transfer or purport to assign or transfer any of its rights and obligations in whole or in part hereunder without the prior written consent of all the parties hereto.

19. Successors and assigns

This Agreement shall enure for the benefit of and be binding on the respective successors in title and permitted assigns of each party.

20. Costs

20.1	Each of the parties shall pay their own costs and expenses incurred in relation to the negotiation, preparation and execution of this Agreement.

20.2	The Company shall bear all the costs and expenses of and incidental to increase of capital and the allotment of shares.

21. Notices

21.1	Any notice or other communication given, or to be given, pursuant to this Agreement shall be in writing delivered to the following address :

(a)	to each of the Existing Shareholders at the office of Robertson Double of 20th Floor, Printing House, 18 Ice House Street, Central, Hong Kong Ref MLS/CEL/019l1.0003;

(b)	to BVI at 5th Floor, Loke Yew Building, 50-52 Queen’s Road Central, Hong Kong, for the attention of Mr. Richard Man Fai Lee and Miss Amy Chan;

or such other address as may be notified by such party to the other.

21.2
Any notice or other communication shall be deemed to have been served or delivered (if sent by telex or facsimile) at the time of despatch or if delivered by hand when left at the address referred to in Clause 21.1 or 48 hours after being put in the post postage prepaid and addressed to such party at such address.

21.3
Reference in Clause 21.1 to writing shall include a notice or communication by telex or facsimile provided that transmission is confirmed by the answerback of the receipient (in the case of telex) or by a transmission report (in the case of facsimile).

22. Severability

If any of the provisions of this Agreement is found by any competent authority to be void or unenforceable such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect. Notwithstanding the foregoing the parties hereto shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

23. Confidentiality

None of the Shareholders shall divulge or communicate to any person (other than those whose province it is to know the same or with proper authority) or use or exploit for any purpose whatever any of the trade secrets or confidential knowledge or information or any financial or trading information relating to the other Shareholders and/or the Group which the relevant Shareholder may receive or obtain as a result of entering into this Agreement and the Sale and Purchase Agreement and such information which the Shareholders may procure from the ensuing business relations, and each Shareholder shall use his or its best endeavours to prevent his or its employees and agents from so acting. This restriction shall continue to apply after the expiration or sooner termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may properly come into the public domain through no fault of the Shareholder so restricted.

24. Terms of this Agreement to prevail

The provisions of this Agreement shall apply notwithstanding any provisions to the contrary in the Articles of Association for the time being in force.

25. Time of essence

Any date or period mentioned in any clause may be extended by mutual agreement between the parties hereto, but, as r any date or period originally fixed or any date or period so extended as aforesaid time shall be of the essence to this Agreement.

26. Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters dealt with therein and supersedes any previous agreement between the parties hereto in relation to such matters.

27. Miscellaneous

27.1
The termination of this Agreement however caused and the ceasing by any Shareholder to hold any Shares shall be without prejudice to any obligations or rights of any of the parties hereto which have accured prior to such termination or cesser and shall not affect any provision of this Agreement which is expressly or by it provided to come into effect on or to continue in effect after such termination or cesser.

27.2
Where any of the Shareholders is r under this Agreement to exercise his powers in relation to the Company to procure a particular matter or thing, such obligation shall be deemed to include an obligation to exercise his powers both as a Shareholder and to procure that any Director appointed by him (whether alone or jointly with any other person) shall procure such matter or thing.

27.3
This Agreement shall remain in full force and effect for so long hereafter as shall be necessary to fulfil and give effect to the agreement between the parties hereto and herein contained except in respect of those matters then already performed.

28. Counterparts

This Agreement may be signed in any number of copies or counterparts (arid by the different parties hereto on separate copies or counterparts), each of which when so signed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument. This Agreement shall become effective for all purposes as soon as all parties have signed their respective counterparts without the need to give notice or to deliver their signed counterparts each to the other.

29. Governing law and jurisdiction

29.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

29.2
Each party hereto irrevocably agrees that the courts of Hong Kong shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.

29.3
BVI hereby appoints Wo Kee Hong (Holdings) Limited (whose principal place of business is situate at 5th Floor, Loke Yew Building, 50-52 Queen’s Road Central, Hong Kong as its service agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other court documents relating to this Agreement arid further agrees that any such le process or notice shall }e sufficiently served on it if delivered to such agent for service at its address for the tine being in Hong Kong.

IN WITNESS whereof this Agreement has been signed on the day and year first above written.

SCHEDULE

Particulars concerning the Company

1.	Registered Office :	Ground Floor 90 Sung Wang Toi Road Tokwawan Kowloon Hong Kong

2.	Date of Incorporation :	8th March, 1983

	Registered Number	122259

	Place of Incorporation :	Hong Kong

3.	Business :	sale of motor vehicles and accessories and the provision of motor vehicle repairing services and general trading and import and export business

4.	Directors :	Herbert Adamczyk Ma Wai Ho Frederick Curson Merrill Andrew Ronald Turner Wing Sum Lee Richard Man Fai Lee

5.	Secretary :	Byrne Corporate Services Limited

6.	Share Capital Authorised :	HK$1,000,000 divided into 10,000 shares of HK$100 each

	Issued :	HK$134,500 divided into 1,345 shares of HK$100 each

7.	Shares held as follows :

	(1)	(2)
	Registered shareholder	Number of shares
	Herbert Adamczyk	333
	Klaus Jurgen Dorr	90
	Andrew Ronald Turner	153
	Happyland Company Limited	324
	BVI	445

8.	Auditors :	Byrne & Co. Certified Public Accountants

9.	Financial year end :	31st March

SIGNED BY HERBERT ADAMCZYK in the presence of :	) )

SIGNED BY KLAUS JURGEN DORR in the presence of :	) )

SIGNED BY ANDREW TURNER in the presence of :	) )

SIGNED BY for and on behalf of HAPPYLAND COMPANY LIMITED in the presence of :	) ) ) )

SIGNED BY for and on behalf of BVI in the presence of :	) ) )